CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Exhibit 23.3
The Board of Directors
Magticom Limited:
     We consent to incorporation by reference in the registration statements (Nos. 333-02301, 333-13763, 333-88187 and 333-95159) on Form S-8 of Metromedia International Group, Inc. of our report dated December 14, 2006, with respect to the balance sheets of Magticom Limited as of December 31, 2004 and 2003 and the related statements of income, stockholders’ equity and comprehensive income and cash flows for the years ended December 31, 2004 and 2003 and September 30, 2002 and the three-month period ended December 31, 2002, which report appears in the December 31, 2004 annual report on Form 10-K of Metromedia International Group, Inc.
     Our report dated December 14, 2006, contains an explanatory paragraph that states that the financial statements as of December 31, 2003 and for the years ended December 31, 2003 and September 30, 2002 and the three-month period ended December 31, 2002 have been restated.
/s/ KPMG Limited
Moscow, Russian Federation
December 14, 2006